Exhibit 99.1

Gladstone Commercial Corporation Reports Results for the First Quarter Ended March 31, 2009

  Reported revenues for the first quarter of approximately $10.7 million, an increase of 12.3% versus the same period last year.
  Reported funds from operations (“FFO”) for the first quarter of approximately $3.4 million.
  All tenants and its borrower are current and paying as agreed and all properties are fully leased.

MCLEAN, Va.--(BUSINESS WIRE)--May 4, 2009--Gladstone Commercial Corp. (NASDAQ: GOOD) (the “Company”) today reported financial results for the quarter ended March 31, 2009. A description of FFO, a relative non–GAAP (generally accepted accounting principles in the United States) financial measure, is located at the end of this news release. All per share references are to fully-diluted weighted average common shares, unless otherwise noted.

FFO for the three months ended March 31, 2009 was approximately $3.4 million, or $0.39 per share, which remained flat as compared to the same period one year ago. Our results were affected by the increase in rental revenues as compared to the same period last year. This increase was a result of acquisitions completed during 2008 that were held for the full first quarter in 2009. This increase in revenues caused the amount of the incentive fee paid to the Company’s external adviser, Gladstone Management (the “Adviser”) to increase during the first quarter of 2009 through a reduction in the voluntary waiver issued by the Adviser. For the three months ended March 31, 2009 and 2008, the Company recorded an incentive fee of approximately $786,000 and $705,000, partially offset by a credit related to an unconditional and irrevocable voluntary waiver issued by the Adviser of approximately $235,000 and $562,000, for a net incentive fee for the three months ended March 31, 2009 and 2008 of approximately $551,000 and $143,000, respectively.

Net income available to common stockholders for the quarter ended March 31, 2009 was approximately $66,000, or $0.01 per share, compared to approximately $393,000, or $0.05 per share, for the same period one year ago.

A reconciliation of net income, which the Company believes is the most directly comparable GAAP measure to FFO, is set forth below:

	For the three	For the three
	months ended	months ended
	March 31, 2009	March 31, 2008

Net income	$1,089,569	$1,416,702
Less: Distributions attributable to preferred stock	(1,023,437)	(1,023,437)
Net income available to common stockholders	66,132	393,265

Add: Real estate depreciation and amortization	3,314,100	2,987,760
FFO available to common stockholders	$3,380,232	$3,381,025

Weighted average shares outstanding - basic & diluted	8,563,264	8,565,264

Basic & diluted net income per weighted average common share	$0.01	$0.05
Basic & diluted FFO per weighted average common share	$0.39	$0.39

Distributions declared per common share	$0.375	$0.375

Percentage of FFO paid per common share	95%	95%

The weighted average yield on the Company’s portfolio as of March 31, 2009 was 9.68% as compared to 9.43% as of March 31, 2008. At March 31, 2009, the Company owned 65 properties totaling approximately 6.3 million square feet, and had one mortgage loan outstanding for a total net investment of approximately $404.1 million. Currently, all of the Company’s properties are fully leased and all of its tenants and its borrower are paying as agreed.

The Company does not have any balloon principal payments due under any of its long-term mortgages until 2010, and the only mortgage that matures at that time has three annual extension options through 2013, which the Company will likely exercise. The Company’s line of credit matures in December 2009 and it currently expects to exercise its option to extend the line of credit through December 2010.

During the first quarter, the Company repaid its $20.0 million short-term loan with KeyBank National Association in March 2009, which was originally set to mature in June 2009, with proceeds from borrowings under its line of credit.

“Our results demonstrate our current portfolio’s strength as all of our properties are fully leased and all of our tenants and borrower are current and paying as agreed,” said Chip Stelljes, President and Chief Investment Officer. “We continue to build the value of our existing portfolio of properties by reviewing and renegotiating existing leases and making capital improvements to certain of our properties. We will continue to review potential acquisitions and we intend to continue our strategy of making conservative investments in properties with existing financing that we believe will weather the current recession and that are likely to produce attractive long-term returns for our stockholders. We hope to be in a position where we can pay out the entire incentive fee and maintain our distributions to stockholders by the end of the year, which will allow us to grow our FFO.”

Subsequent to quarter end, the Company maintained monthly distributions of $0.125 per share on the common stock, $0.1614583 per share on the Series A Preferred Stock, and $0.15625 per share on the Series B Preferred Stock, for each of the months of April, May and June 2009.

The financial statements attached below are without footnotes so readers should obtain and carefully review the Company’s Form 10-Q for the quarter ended March 31, 2009, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-Q today with the Securities and Exchange Commission (“SEC”) and the Form 10-Q can be retrieved from the SEC’s website at www.sec.gov or the Company’s website at www.GladstoneCommercial.com.

The Company will hold a conference call on Tuesday, May 5, 2009 at 8:30 a.m. ET to discuss its earnings results. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions.

The conference call replay will be available two hours after the call and will be available through June 5, 2009. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 320566.

Gladstone Commercial Corporation is a publicly traded real estate investment trust (“REIT”) that focuses on investing in and owning triple-net leased industrial and commercial real estate properties and selectively making long-term mortgage loans. Additional information can be found at www.GladstoneCommercial.com.

For further information, contact Kerry Finnegan at 703-287-5893.

NON-GAAP FINANCIAL MEASURE - FFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow from operations as a measure of liquidity or ability to make distributions. The Company believes that FFO per share provides investors with a further context for evaluating the Company’s financial performance and as a supplemental measure to compare the Company to other REITs; however, comparisons of the Company’s FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs. To learn more about FFO please refer to the Form 10-Q for the quarter ended March 31, 2009, as filed with the SEC today.

The statements in this press release regarding the extension of the Company’s line of credit and any of its long-term mortgages, future growth in the Company’s portfolio and FFO, the Company’s ability to further access its line of credit and to weather the current economic environment, the Company’s ability to pay out the full incentive fee and to maintain distributions to stockholders are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause actual results to differ materially from these forward-looking include, among others, the results of appraisals of our properties at the time of extension of our line of credit, our ability to raise capital, the duration of, or further downturns in, the current economic environment, the performance of our tenants and borrower, and significant changes in interest rates. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed under the caption "Risk factors" of the Company’s Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission (“SEC”) on February 25, 2009. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Gladstone Commercial Corporation
Consolidated Balance Sheets
(unaudited)

	March 31, 2009	December 31, 2008

ASSETS
Real estate, at cost	$390,616,450	$390,562,138
Less: accumulated depreciation	27,127,861	24,757,576
Total real estate, net	363,488,589	365,804,562

Lease intangibles, net	30,590,024	31,533,843
Mortgage notes receivable	10,000,000	10,000,000
Cash and cash equivalents	2,473,850	4,503,578
Restricted cash	3,780,463	2,677,561
Funds held in escrow	2,349,456	2,150,919
Deferred rent receivable	7,728,226	7,228,811
Deferred financing costs, net	4,061,813	4,383,446
Due from adviser	-	108,898
Prepaid expenses and other assets	524,385	707,167

TOTAL ASSETS	$424,996,806	$429,098,785

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Mortgage notes payable	$254,520,292	$255,111,173
Short-term loan and borrowings under line of credit	30,300,000	31,500,000
Deferred rent liability	2,951,081	3,147,472
Asset retirement obligation liability	2,225,559	2,190,192
Accounts payable and accrued expenses	1,528,245	2,673,787
Due to adviser	1,149,672	-
Obligation under capital lease	238,455	235,378
Rent received in advance, security deposits and funds held in escrow	4,727,667	3,745,523

Total Liabilities	297,640,971	298,603,525

STOCKHOLDERS’ EQUITY
Redeemable preferred stock, $0.001 par value; $25 liquidation preference; 2,300,000 shares authorized and 2,150,000 shares issued and outstanding	2,150	2,150
Common stock, $0.001 par value, 47,700,000 shares authorized and 8,563,264 shares issued and outstanding	8,563	8,563
Additional paid in capital	170,622,581	170,622,581
Notes receivable - employees	(2,590,215)	(2,595,886)
Distributions in excess of accumulated earnings	(40,687,244)	(37,542,148)

Total Stockholders’ Equity	127,355,835	130,495,260

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$424,996,806	$429,098,785

Gladstone Commercial Corporation
Consolidated Statements of Operations
(unaudited)

	For the three months ended March 31,
	2009	2008
Operating revenues
Rental income	$10,414,120	$9,189,465
Interest income from mortgage notes receivable	187,500	238,297
Tenant recovery revenue	82,434	85,719
Total operating revenues	10,684,054	9,513,481

Operating expenses
Depreciation and amortization	3,314,100	2,987,760
Property operating expenses	237,156	239,483
Due diligence expense	9,547	2,085
Base management fee	372,648	431,868
Incentive fee	786,289	704,667
Administration fee	224,354	212,196
Professional fees	235,198	97,662
Insurance	48,678	41,797
Directors fees	49,702	54,250
Stockholder related expenses	83,647	126,423
Asset retirement obligation expense	35,367	30,468
General and administrative	11,487	14,631
Total operating expenses before credit from Adviser	5,408,173	4,943,290

Credit to incentive fee	(235,081)	(562,355)
Total operating expenses	5,173,092	4,380,935

Other income (expense)
Interest income from temporary investments	17,281	9,548
Interest income - employee loans	48,886	52,144
Other income	-	9,296
Interest expense	(4,487,560)	(3,753,604)
Total other expense	(4,421,393)	(3,682,616)

Income from continuing operations	1,089,569	1,449,930

Discontinued operations
Loss from discontinued operations	-	(33,228)
Total discontinued operations	-	(33,228)

Net income	1,089,569	1,416,702

Distributions attributable to preferred stock	(1,023,437)	(1,023,437)

Net income available to common stockholders	$66,132	$393,265

Earnings per weighted average common share - basic & diluted
Income from continuing operations (net of distributions attributable to preferred stock)	$0.01	$0.05
Discontinued operations	0.00	0.00

Net income available to common stockholders	$0.01	$0.05

Weighted average shares outstanding- basic & diluted	8,563,264	8,565,264

Gladstone Commercial Corporation
Consolidated Statements of Cash Flows
(unaudited)

	For the three months ended March 31,
	2009	2008

Cash flows from operating activities:
Net income	$1,089,569	$1,416,702
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,314,100	2,987,760
Amortization of deferred financing costs	375,194	249,323
Amortization of deferred rent asset and liability	(133,017)	(133,017)
Accretion of obligation under capital lease	3,077	-
Asset retirement obligation expense	35,367	30,468
Increase in prepaid expenses and other assets	(17,218)	(76,011)
Increase in deferred rent receivable	(562,789)	(543,943)
Increase (decrease) in accounts payable, accrued expenses, and amount due adviser	113,028	(81,710)
(Decrease) increase in rent received in advance	(120,758)	101,518
Net cash provided by operating activities	4,096,553	3,951,090

Cash flows from investing activities:
Real estate investments	(54,308)	(33,167,003)
Increase in funds held in escrow related to acquisition	-	(762,123)
Receipts from lenders for reserves held in escrow	272,818	215,325
Payments to lenders for reserves held in escrow	(471,355)	(352,180)
Increase in restricted cash	(1,102,902)	(494,998)
Deposits on future acquisitions	-	(1,300,000)
Deposits refunded or applied against real estate investments	200,000	1,400,000
Net cash used in investing activities	(1,155,747)	(34,460,979)

Cash flows from financing activities:
Principal repayments on mortgage notes payable	(590,881)	(384,421)
Principal repayments on employee notes receivable	5,671	132
Borrowings from line of credit	28,000,000	36,150,000
Repayments on line of credit	(9,200,000)	(1,500,000)
Repayment of short-term loan	(20,000,000)	-
Receipts from tenants for reserves	1,471,309	573,189
Payments to tenants from reserves	(378,940)	(435,102)
Increase in security deposits	10,533	356,910
Payments for deferred financing costs	(53,561)	(35,934)
Distributions paid for common and preferred	(4,234,665)	(4,235,409)
Net cash (used in) provided by financing activities	(4,970,534)	30,489,365

Net decrease in cash and cash equivalents	(2,029,728)	(20,524)

Cash and cash equivalents, beginning of period	4,503,578	1,356,408

Cash and cash equivalents, end of period	$2,473,850	$1,335,884

NON-CASH INVESTING ACTIVITIES

Increase in asset retirement obligation	$-	$259,435

CONTACT:
Gladstone Commercial Corp.
Kerry Finnegan, 703-287-5893